As filed with the Securities and Exchange Commission on April 2, 2015.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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MATRIX SERVICE COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	73-1352174
(State or other jurisdiction of	(I.R.S Employer Identification
incorporation or organization)	Number)

5100 East Skelly Drive, Suite 700
Tulsa, Oklahoma 74135
(Address of principal executive offices)
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Matrix Service Company 2012 Stock and Incentive Compensation Plan
(Full title of plan)
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John R. Hewitt
President and Chief Executive Officer
Matrix Service Company
5100 East Skelly Drive, Suite 700
Tulsa, Oklahoma 74135
(918) 838-8822
(Name, address and telephone number of agent for service)
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WITH COPIES TO:
Mark D. Berman, Esq.
4000 One Williams Center
Tulsa, Oklahoma 74172
(918) 586-5711
(918) 586-8661 (Facsimile)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer		Accelerated filer	X

Non-accelerated filer	(Do not check if a smaller reporting company)	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.01 par value per share	1,000,000 shares	$17.86	$17,860,000.00	$2,075.33

(1)
The shares of common stock being registered hereby consist of 1,000,000 additional shares that may be issued under the Matrix Service Company 2012 Stock and Incentive Compensation Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of common stock as may become issuable pursuant to the anti-dilution provisions of the plan.

(2)
Estimated solely for purposes of determining the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act on the basis of the average of the high and low prices per share of common stock on March 27, 2015, as reported on the NASDAQ Global Select Market.

INCORPORATION OF PRIOR
REGISTRATION STATEMENT BY REFERENCE

     This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the "SEC") by Matrix Service Company, a Delaware corporation (the "Company"), relating to the registration of 1,000,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), to be offered under the Matrix Service Company 2012 Stock and Incentive Compensation Plan, as amended (the "2012 Plan"). The Shares are being registered in addition to the 1,300,000 shares of Common Stock previously registered for issuance under the Company's Registration Statement on Form S-8 concerning the 2012 Plan filed with the SEC on November 16, 2012 (File No. 333-184982) (the "2012 Registration Statement"). Pursuant to General Instruction E of Form S-8, the contents of the 2012 Registration Statement are incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents heretofore filed by the Company with the SEC (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) are incorporated by reference in this Registration Statement:

(1)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014;

(2)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2014 and December 31, 2014;

(3)	The Company’s Current Report on Form 8-K filed on November 18, 2014; and

(4)
The description of Common Stock, contained in the Company’s Registration Statement on Form 8-A/A, as filed with the SEC on September 28, 1990, including any subsequent amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

The following documents are filed as exhibits to this Registration Statement.

II-1

Exhibit No.	Document
4.1*	Amended and Restated Certificate of Incorporation (Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-156814) filed on January 21, 2009).
4.2*
Certification of Designations, Preferences and Rights of Series B Junior Preferred Stock dated November 12, 1999 (Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-117077) filed on July 1, 2004).

4.3*
Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock Pursuant to Section 151 of the General Corporation Law of the State of Delaware dated July 11, 2005 (Exhibit 3.5 to the Company’s Annual Report on Form 10-K (File No. 1-15461) filed on August 17, 2005).

4.4*
Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock Pursuant to Section 151 of the General Corporation Law of the State of Delaware dated October 23, 2006 (Exhibit 3.7 to the Company’s Annual Report on Form 10-K (File No. 1-15461) filed on August 14, 2007).

4.5*	Amended and Restated Bylaws (Exhibit 3 to the Company’s Current Report on Form 8-K (File No. 1-15461) filed on April 9, 2009).
4.6*	Matrix Service Company 2012 Stock and Incentive Compensation Plan (Attachment A to the Company’s Proxy Statement (File No. 1-15461) filed on October 10, 2012).
4.7*	Amendment 1 to Matrix Service Company 2012 Stock and Incentive Compensation Plan (Exhibit A to the Company's Proxy Statement (File No. 1-15461) filed on October 10, 2014).
5	Opinion of Conner & Winters, LLP.
23.1	Consent of Conner & Winters, LLP (included in Exhibit 5).
23.2	Consent of Deloitte & Touche LLP.
24	Power of Attorney (included on the signature page to this Registration Statement).
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* Incorporated by reference.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on April 2, 2015.
MATRIX SERVICE COMPANY

By:	/s/ Kevin S. Cavanah
Kevin S. Cavanah
Vice President, Chief Financial
Officer and Secretary

Each of the undersigned officers and directors of Matrix Service Company, a Delaware corporation, whose signature appears below hereby constitutes and appoints John R. Hewitt and Kevin S. Cavanah, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael J. Hall	Chairman of the Board
Michael J. Hall	of Directors	April 2, 2015

Director, President and
/s/ John R. Hewitt	Chief Executive Officer
John R. Hewitt	(Principal Executive Officer)	April 2, 2015

Vice President Finance and
Chief Financial Officer
/s/ Kevin S. Cavanah	(Principal Financial Officer and
Kevin S. Cavanah	Principal Accounting Officer)	April 2, 2015

/s/ I. Edgar Hendrix
I. Edgar Hendrix	Director	April 2, 2015

/s/ Paul K. Lackey
Paul K. Lackey	Director	April 2, 2015

/s/ Tom E. Maxwell
Tom E. Maxwell	Director	April 2, 2015

/s/ James H. Miller
James H. Miller	Director	April 2, 2015

/s/ Jim W. Mogg
Jim W. Mogg	Director	April 2, 2015

EXHIBIT INDEX

The following documents are filed as exhibits to this Registration Statement.

Exhibit No.	Document
4.1*	Amended and Restated Certificate of Incorporation (Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (File No. 333-156814) filed on January 21, 2009).
4.2*
Certification of Designations, Preferences and Rights of Series B Junior Preferred Stock dated November 12, 1999 (Exhibit 3.2 to the Company’s Registration Statement on Form S-3 (File No. 333-117077) filed on July 1, 2004).

4.3*
Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock Pursuant to Section 151 of the General Corporation Law of the State of Delaware dated July 11, 2005 (Exhibit 3.5 to the Company’s Annual Report on Form 10-K (File No. 1-15461) filed on August 17, 2005).

4.4*
Certificate of Increase of Authorized Number of Shares of Series B Junior Participating Preferred Stock Pursuant to Section 151 of the General Corporation Law of the State of Delaware dated October 23, 2006 (Exhibit 3.7 to the Company’s Annual Report on Form 10-K (File No. 1-15461) filed on August 14, 2007).

4.5*	Amended and Restated Bylaws (Exhibit 3 to the Company’s Current Report on Form 8-K (File No. 1-15461) filed on April 9, 2009).
4.6*	Matrix Service Company 2012 Stock and Incentive Compensation Plan (Attachment A to the Company’s Proxy Statement (File No. 1-15461) filed on October 10, 2012).
4.7*	Amendment 1 to Matrix Service Company 2012 Stock and Incentive Compensation Plan (Exhibit A to the Company's Proxy Statement (File No. 1-15461) filed on October 10, 2014).
5	Opinion of Conner & Winters, LLP.
23.1	Consent of Conner & Winters, LLP (included in Exhibit 5).
23.2	Consent of Deloitte & Touche LLP.
24	Power of Attorney (included on the signature page to this Registration Statement).
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* Incorporated by reference.